UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2014

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 631-5450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

TriMas Corporation (the “Corporation”) held its 2014 Annual Meeting of Shareholders on May 8, 2014 (“Annual Meeting”).

There were a total of 45,224,854 shares of the Corporation’s common stock outstanding and entitled to vote at the Annual Meeting and there were 43,455,811 shares of common stock represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the Annual Meeting.

The items voted upon at the Annual Meeting and the results of the vote on each proposal were as follows:

Proposal 1.  Election of directors for a three year term:

	FOR	WITHHELD	BROKER NON-VOTES
Richard M. Gabrys	40,409,541	1,970,941	1,075,329
Eugene A. Miller	42,141,620	238,862	1,075,329

Proposal 2.  To ratify the appointment of Deloitte & Touche LLP as the Corporation's independent registered public accounting firm for the fiscal year ending December 31, 2014:

FOR	AGAINST	ABSTAIN
43,422,432	31,115	2,264

Proposal 3.  To approve, on a non-binding advisory basis, the compensation paid to the Corporation's Named Executive Officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
42,049,109	308,237	23,136	1,075,329

Based on the votes set forth above, at the Annual Meeting: (i) each of the director nominees were elected as directors; (ii) the Corporation's appointment of Deloitte & Touche LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified by the shareholders of the Corporation; and (iii) compensation paid to the Corporation's Named Executive Officers was approved by the shareholders of the Corporation on a non-binding advisory basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date: May 14, 2014	By:	/s/ Joshua A. Sherbin
	Name:	Joshua A. Sherbin
	Title:	Vice President, General Counsel and Corporate Secretary